UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2013 (September 18, 2013)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54689	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Viceroy Hotel

On September 18, 2013, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, entered into a purchase and sale agreement to acquire a leasehold interest in the newly constructed Viceroy Hotel located on West 57th Street in Manhattan. The seller of the hotel is AREP Fifty-Seventh LLC. The seller has no material relationship with the Company and the acquisition will not be an affiliated transaction.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to certain conditions customary to closing. Although the Company believes that the acquisition of the hotel is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the seller.

The contract purchase price of the hotel is $148.5 million, exclusive of closing costs. The Company intends to fund the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing on the hotel at or post-closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The hotel contains approximately 129,000 rentable square feet, 29 stories, 240 rooms, a rooftop lounge, a fitness center, an indoor pool and meeting spaces. The hotel is expected to commence operations and be open to guests in October 2013. The hotel was designed by architectural firm, Roman and Williams, and will be operated by Viceroy Hotel Group, which currently manages luxury hotels in locations including Santa Monica, Miami, Beverly Hills, Snowmass, Anguilla, Abu Dhabi and the Maldives. The food and beverage operations will be leased to an unaffiliated third party joint venture.

Item 8.01. Other Events.

Capital One Credit Facility Press Release

On September 24, 2013, the Company and Capital One Bank issued a joint press release announcing that Capital One Bank had completed the syndication of the Company’s previously announced $220 million credit facility.

A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Potential Acquisitions Press Release

On September 24, 2013, the Company issued a press release announcing that it entered into agreements to acquire the Viceroy Hotel described in Item 1.01 of this Current Report on Form 8-K and a preferred equity interest in an institutional-quality office building located at 123 William Street in the Financial District of Manhattan.

A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release issued by the Company and Capital One Bank related to the Company’s credit facility dated September 24, 2013
99.2	Press Release related to potential acquisitions dated September 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: September 24, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors